Exhibit 99.1

Sterling Financial Corporation of Spokane, Washington,
Announces Deferral of Interest Payments on Trust Preferred Securities and
Suspension of Cash Dividend Payments on Preferred Stock

SPOKANE, Wash.--(BUSINESS WIRE)--August 19, 2009--Sterling Financial Corporation (NASDAQ:STSA) today announced that, as part of its ongoing strategy to manage through the current economic cycle, it has deferred regularly scheduled interest payments on its outstanding junior subordinated notes relating to its trust preferred securities. Sterling also announced the deferral of regular quarterly cash dividend payments on its $303 million in preferred stock. Sterling is allowed to defer payments of interest on the junior subordinated notes for up to 20 consecutive quarterly periods without default.

"Today's actions are consistent with our strategy of maintaining a solid balance sheet and a strong liquidity position. We continue to focus on our core banking business and our Hometown Helpful® customer service. These are all essential elements of realizing our long-term growth potential," said Harold B. Gilkey, chairman and chief executive officer of Sterling Financial Corporation. "Sterling management has been actively pursuing a strategy to strengthen its balance sheet by reducing non-performing assets and improving certain loan concentrations. We believe our actions in this challenging economic environment are in the best long-term interest of our shareholders and customers."

Sterling estimates that the deferral of interest payments on the junior subordinated notes and the suspension of cash dividend payments on its preferred stock will preserve approximately $5.7 million per quarter in cash. At June 30, 2009, all of Sterling's capital ratios were above the "well capitalized" minimums under regulatory guidelines, with Sterling's total risk-based capital ratio at 13.0% and its tier 1 leverage ratio at 8.7%.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2009, Sterling Financial Corporation had assets of $12.40 billion and operated more than 175 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This release contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words "expects," "'anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

CONTACT:
Investor Contact:
Sterling Financial Corporation
Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711
or
Deborah Wardwell, CFA
VP, Investor Relations Director
509-354-8165